   As filed with the Securities and Exchange Commission on February 4, 1997
                                                 Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                           ------------------------

                        INTERNATIONAL NETWORK  SERVICES

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                           ------------------------

       CALIFORNIA                                         77-0289509
------------------------                    ------------------------------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                             1213 INNSBRUCK DRIVE
                         SUNNYVALE, CALIFORNIA  94089
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           ------------------------

                      1992 FLEXIBLE INCENTIVE STOCK PLAN
                                1996 STOCK PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)

                           ------------------------

                               KEVIN J. LAUGHLIN
                            CHIEF FINANCIAL OFFICER
                        INTERNATIONAL NETWORK SERVICES
                             1213 INNSBRUCK DRIVE
                         SUNNYVALE, CALIFORNIA  94089
                                (408) 542-0100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ------------------------

                                   Copy to:
                           ELIZABETH R. FLINT, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (415) 493-9300

===================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                  PROPOSED          PROPOSED
             TITLE OF                                         MAXIMUM             MAXIMUM            MAXIMUM
            SECURITIES                                        AMOUNT              OFFERING          AGGREGATE          AMOUNT OF
              TO BE                                           TO BE               PRICE PER         OFFERING          REGISTRATION
            REGISTERED                                      REGISTERED(1)           SHARE             PRICE               FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value
  To be issued under 1992 Flexible Incentive Stock Plan..  2,618,560 shares      $ 4.11 (2)        $ 10,762,282          $ 3,262
  To be issued under 1996 Stock Plan.....................  6,130,275 shares      $34.22/29.94(3)   $185,330,758          $56,161
  To be issued under 1996 Employee Stock Purchase Plan...  1,200,000 shares      $13.60 (4)        $ 16,320,000          $ 4,946
            TOTAL                                          9,948,835 shares                        $212,413,040          $64,369
==================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $4.11 per share covering 2,618,560 outstanding options.
(3) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $34.22 per share covering 418,300 outstanding options and the estimated exercise price of $29.94 per share covering 5,711,975 authorized but unissued shares. The estimated price of $29.94 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of International Network Services Common Stock as reported on the Nasdaq National Market on January 29, 1997.
(4) The exercise price of $13.60 per share, computed in accordance with Rule 457(h) under the Securities Act of 1933, is 85% of the fair market value of a share of International Network Services Common Stock on September 18, 1996, the initial Enrollment Date, which was equal to the price to public as set forth in the final prospectus for the Registrant's initial public offering. Pursuant to Section 2(m) of the 1996 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.

                        INTERNATIONAL NETWORK SERVICES
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

   (1) The Registrant's Prospectus, filed on September 19, 1996 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

   (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed August 2, 1996 pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was declared effective on September 18, 1996, including any amendment or report filed for the purpose of updating such description.

   (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Commission on November 13, 1996.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Registrant's Amended and Restated Articles of Incorporation limit the liability of the Registrant's directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

   The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the maximum extent permitted by California law. The Registrant has entered into indemnification agreements with each of its current directors and officers and certain of its key employees that provide for indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

   At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.




   Exhibit
   Number                            Description
   -------    -----------------------------------------------------------
       4.1*   Amended and Restated Articles of Incorporation.
       4.2*   Amended and Restated Bylaws.
       4.3*   1992 Flexible Incentive Stock Plan, as amended and forms of agreement thereunder.
       4.4*   1996 Stock Plan.
       4.5*   1996 Employee Stock Purchase Plan.
       5.1    Opinion of counsel as to legality of securities being registered.
      23.1    Consent of Price Waterhouse LLP, Independent Accountants.
      23.2    Consent of Wilson Sonsini Goodrich & Rosati (contained in
              Exhibit 5.1).
      24.1    Power of Attorney (see page 5).

----------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-09287), which was declared effective on September 18, 1996.

ITEM 9.  UNDERTAKINGS.

     A.   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Articles of Incorporation, Bylaws or indemnification agreements, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of February, 1997.

                                         INTERNATIONAL NETWORK SERVICES


                                         By:  /s/ Kevin J. Laughlin
                                            ------------------------------
                                            Kevin J. Laughlin,
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald K. McKinney and Kevin J. Laughlin, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                              Title                             Date
-------------------------   ------------------------------------------    ----------------
/s/ Donald K. McKinney      Chairman of the Board and                     February 3, 1997
-------------------------   Chief Executive Officer
Donald K. McKinney          (Principal Executive Officer)

/s/ Kevin J. Laughlin       Vice President, Finance, Chief Financial      February 3, 1997
-------------------------   Officer and Secretary (Principal Financial
Kevin J. Laughlin           and Accounting Officer)

/s/ John L. Drew            President and Director                        February 3, 1997
-------------------------
John L. Drew

/s/ Douglas C. Allred       Director                                      February 3, 1997
-------------------------
Douglas C. Allred

/s/ Vernon R. Anderson      Director                                      February 3, 1997
-------------------------
Vernon R. Anderson

/s/ David Carlick           Director                                      February 3, 1997
-------------------------
David Carlick

/s/ Lawrence G. Finch       Director                                      February 3, 1997
-------------------------
Lawrence G. Finch

/s/ Douglas Leone           Director                                      February 3, 1997
-------------------------
Douglas Leone

                               INDEX TO EXHIBITS

Exhibit
 Number                            Description
-------    --------------------------------------------------------------------
    4.1*   Amended and Restated Articles of Incorporation.
    4.2*   Amended and Restated Bylaws.
    4.3*   1992 Flexible Incentive Stock Plan, as amended and forms of agreement thereunder.
    4.4*   1996 Stock Plan.
    4.5*   1996 Employee Stock Purchase Plan.
    5.1    Opinion of counsel as to legality of securities being registered.
   23.1    Consent of Price Waterhouse LLP, Independent Accountants.
   23.2    Consent of Wilson Sonsini Goodrich & Rosati (contained in
           Exhibit 5.1).
   24.1    Power of Attorney (see page 5).

--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-09287), which was declared effective on September 18, 1996.